EXHIBIT 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Adtalem Global Education Inc. (“Adtalem”) for the quarterly period ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of Adtalem certifies pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adtalem for the periods covered by the Report.

Date: April 29, 2021	/s/ Lisa W. Wardell
Lisa W. Wardell
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)

Date: April 29, 2021	/s/ Robert J. Phelan
Robert J. Phelan
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)